Exhibit 5.1

Mailander Law Office, Inc.

835 5th Avenue, Ste. 312

San Diego, CA 92101

(619) 239-9034

Board of Directors

Therapeutic Solutions International, Inc.

4093 Oceanside Boulevard, Ste. B

Oceanside, CA 92056

Re:

Therapeutic Solutions International, Inc. 2013 Equity Participation Plan (as amended); Registration Statement on Form S-8, 18,000,000 common shares.

To the Board of Directors:

I have acted as special counsel to Therapeutic Solutions International, Inc. a Nevada corporation (the “Company”), in connection with the proposed issuance and sale by the Company of up to 18,000,000 shares of Common Stock (the "Common Stock") of the Company pursuant to the Therapeutic Solutions International, Inc. 2013 Equity Participation Plan (the “Plan”) as amended, as further described in a Registration Statement on Form S-8 (the “Registration Statement”), intended to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering my opinion, I examined such agreements, documents, instruments and records as I deemed necessary or appropriate under the circumstances for me to express my opinion, including, without limitation, the Articles of Incorporation and Bylaws, as restated or amended, of the Company; the resolutions adopted by the Board of Directors of the Company authorizing and approving the Plan and amendments thereto, and preparation and filing of the Registration Statement.  In making all of my examinations, I assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as copies, and the due execution and the delivery of all documents by any persons or entities other than the Company, where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

Based on the foregoing, it is my opinion that the Common Stock to be issued by the Company pursuant to the Plan has been duly authorized and, upon the issuance, compliance with any conditional terms, delivery and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to my firm included in or made a part of the Registration Statement.

Very truly yours,

MAILANDER LAW OFFICE, INC.

/s/ Tad Mailander

Tad Mailander, Attorney